Exhibit 23.1
MICHAEL POLLACK CPA
46 EQUESTRIAN LANE
CHERRY HILL, NJ 08003
Consent of Independent Registered Certified Public Accountants
April 26, 2007
InferX Corporation
1600 International Drive
Suite 110
McLean, VA 22102-4860
I consent to the inclusion in Amendment No. 2 to the Registration Statement on Form SB-2 of InferX Corporation, my audit report for InferX Corporation (the “Company”) for the years ended December 31, 2006 and 2005 dated February 16, 2007.
Respectfully submitted,
/s/ Michael Pollack CPA
Michael Pollack CPA
Cherry Hill, NJ